UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant under Rule 14a-12

ELFUN DIVERSIFIED FUND

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

N/A

(2)	Aggregate number of securities to which transaction applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of transaction:

N/A

(5)	Total fee paid:

$0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

ELFUN SOLICITATION SCRIPT

Good (morning, afternoon, evening), may I please speak with                     ? (Mr./Ms.)                     , my name is (full name) and I am calling on behalf of your investment with the Elfun Diversified Fund. I wanted to confirm that you have received the proxy materials for the shareholder meeting scheduled to take place on April 16, 2008. Have you received it? (proceed to YES or NO.)

SHAREHOLDER NOT INTERESTED

Every vote is very important. When you have a moment, please review the proxy statement and vote your shares by contacting us directly toll-free at 1-866-751-6308. You may also log on to the website listed on your proxy card, or sign the proxy card and mail it in the enclosed envelope.

ENDING THE CALL - THANK THE SHAREHOLDER

(Mr./Ms.)                     , your vote is very important and your time is greatly appreciated. Thank you and have a nice (morning, afternoon, evening).

ANSWERING MACHINE MESSAGE

Good Morning/Afternoon/Evening. This message is for Mr./Ms.                     .

I am calling on behalf of your investment with the Elfun Diversified Fund.

ELFUN SOLICITATION SCRIPT

Please contact us at your earliest convenience at 1-866-751-6308, between the hours of 9:00am and 10:00 pm Eastern Time.

Your vote is very important. Thank you and have a Good (Day/Evening).